Exhibit 10.1

[Execution]

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated July 12, 2021 (this “Amendment No. 1”), by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), TESSCO INCORPORATED, a Delaware corporation (“Tessco”), GW SERVICE SOLUTIONS, INC., a Delaware corporation (“GW”), TESSCO SERVICE SOLUTIONS, INC., a Delaware corporation (“Service”), and TCPM, INC., a Delaware corporation (“TCPM”, and together with TESSCO, GW, SERVICE and any other Person that becomes a Borrower under the Credit Agreement, each individually a “Borrower”, and collectively, the “Borrowers”), TESSCO TECHNOLOGIES INCORPORATED, a Delaware corporation (“Parent”), TESSCO BUSINESS SERVICES, LLC, a Delaware limited liability company (“TBS”), TESSCO INTEGRATED SOLUTIONS, LLC, a Delaware limited liability company (“TIS”), TESSCO COMMUNICATIONS INCORPORATED, a Delaware corporation (“TCI”), TESSCO FINANCIAL CORPORATION, a Delaware corporation (“TFC”), and WIRELESS SOLUTIONS INCORPORATED, a Maryland corporation (“WSI”, and together Parent, TBS, TIS, TCI, TFC and any other Person that becomes a Guarantor under the Credit Agreement, each a “Guarantor” collectively “Guarantors”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Credit Agreement, dated October 29, 2020, by and among Agent, Lenders and Borrowers (as the same now exists and is supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, refinanced, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Borrowers desire to amend certain provisions of the Credit Agreement as set forth herein, and Agent and Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein; and

WHEREAS, by this Amendment No. 1, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

6503964.8

1.Definitions
.
(a)Additional Definitions. As used herein, the following terms shall have the meanings given to them below and the Credit Agreement and the other Loan Documents are hereby amended to include, in addition and not in limitation, the following definitions:
(i)“Amendment No. 1” means Amendment No. 1 to Credit Agreement, dated July 12, 2021, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(ii)“Applicable Period” means the period from the date of Amendment No. 1 through the earliest to occur of (a) two (2) years from the date of Amendment No. 1, (b) the date, as determined by Agent, in which the aggregate amount of the reduction in the amount of interest and fees payable by Borrowers after the date of Amendment No. 1 related to the modifications made by Amendment No. 1 with respect to the Applicable Margin, the LIBOR Rate floor, the Daily One Month LIBOR floor and the Unused Line Fee (including the reduction or elimination of any interest rate floors), totals $400,000 or (c) to the extent applicable, the date, prior to the Maturity Date, of the termination of all of the Commitments and payment in full of the Obligations.  For the avoidance of doubt, in making the calculation in clause (b) of the immediately preceding sentence, the ability of the Borrowers to borrow Loans at Daily One Month LIBOR shall not be taken into consideration (other than the absence of the twenty-five basis floor in clause (x) of the definition of “Daily One Month LIBOR” and in the definition of “LIBOR Rate”).
(iii)“Daily One Month LIBOR” means, as to any day, the rate per annum as published by ICE Benchmark Administration Limited (or any successor or other commercially available source of the London interbank offered rate as Lender may designate from time to time) as of 11:00 a.m., London time, on such day (or, for any day that is not a Business Day, the immediately preceding Business Day) for US dollar deposits for a one month period (and, if any such published rate is below (x) during the Applicable Period, zero percent (0.00%), then the rate determined pursuant to this definition shall be deemed to be zero percent (0.00%) and (y) at all times after the Applicable Period, one-quarter of one percent (0.25%), then the rate determined pursuant to this definition shall be deemed to be one-quarter of one percent (0.25%)). Each determination of Daily One Month LIBOR shall be made by Agent and shall be conclusive in the absence of manifest error.
(iv)“Daily One Month LIBOR Rate Loan” means a LIBOR Rate Loan consisting of a Revolving Loan that bears interest at a rate determined by reference to the Daily One Month LIBOR.
(v)“Daily One Month LIBOR Rate Margin” has the meaning set forth in the definition of Applicable Margin.
(b)Amendment to Definitions.
(i)During the Applicable Period, the definition of “Applicable Margin” set forth in the Credit Agreement is hereby amended by (A) deleting the reference in clause (a)(i) therein to “one and one-quarter percent (1.25%)” and replacing it with “one percent (1.00%)”,

6503964.82

(B) deleting the reference in clause (a)(ii) therein to “one percent (1.00%)” and replacing it with “three-quarters of one percent (0.75%)”, (C) deleting the reference in clause (b)(i) therein to “two and one-quarter percent (2.25%)” and replacing it with “two percent (2.00%)” and (D) deleting the reference in clause (b)(ii) therein to “two percent (2.00%)” and replacing it with “one and three-quarters percent (1.75%)”.

Such amendments shall cease to be effective after the end of the Applicable Period and as of the end of the Applicable Period and at all times thereafter, such references in the definition of Applicable Margin shall be as in effect immediately prior to the effectiveness of this Amendment No. 1.

(ii)The definition of “Applicable Margin” set forth in the Credit Agreement is hereby amended by (A) deleting the reference to “in the case of a LIBOR Rate Loan” in clause (b) thereof and replacing it with “in the case of a LIBOR Rate Loan consisting of Revolving Loans bearing interest at a rate determined by reference to the LIBOR Rate”, (B) deleting the period at the end of clause (b) therein and replacing it with “, and” and (C) adding the following new clause (c) at the end thereof: “(c) in the case of a LIBOR Rate Loan consisting of Revolving Loans bearing interest at a rate determined by reference to the Daily One Month LIBOR, (i) during the Applicable Period (x) two percent (2.00%) at all times that the Fixed Charge Coverage Ratio is less than 1.10:1.00 and (y) one and three-quarters percent (1.75%) at all times that the Fixed Charge Coverage Ratio is greater than or equal to 1.10:1.00 and (ii) at all times after the end of the Applicable Period (x) two and one-quarter percent (2.25%) at all times that the Fixed Charge Coverage Ratio is less than 1.10:1.00, and (y) two percent (2.00%) at all times that the Fixed Charge Coverage Ratio is greater than or equal to 1.10:1.00 (each such applicable rate, the “Daily One Month LIBOR Rate Margin”).”
(iii)The definition of “Applicable Margin” set forth in the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and replacing it with the following:

“Subject to the provisos in clauses (a)(i) and (b)(i) above, the Applicable Margin shall be re-determined as of the first day of the month after the day that Borrowers have delivered monthly financial statements to Agent in accordance with Section 5.1 hereof.”

(iv)The definition of “Interest Period” set forth in the Credit Agreement is hereby amended by deleting each reference therein to “LIBOR Rate Loan” and replacing it with “LIBOR Rate Loan consisting of Revolving Loans bearing interest at a rate determined by reference to the LIBOR Rate”.
(v)During the Applicable Period, the definition of “LIBOR Rate” set forth in the Credit Agreement is hereby amended by deleting the reference therein to “(and, if any such published rate is below 0.25%, then the LIBOR Rate shall be deemed to be 0.25%)” and replacing it with “(and, if any such published rate is below zero, then the LIBOR Rate shall be deemed to be zero)”.

6503964.83

Such amendment shall cease to be effective after the end of the Applicable Period and as of the end of the Applicable Period and at all times thereafter, such reference shall be as in effect immediately prior to the effectiveness of this Amendment No. 1.

(vi)The definition of “LIBOR Rate Loan” set forth in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“LIBOR Rate Loan” means each portion of a Revolving Loan that either (a) bears interest at a rate determined by reference to the LIBOR Rate or (b) bears interest at a rate determined by reference to the Daily One Month LIBOR.

(c)Interpretation. For purposes of this Amendment No. 1, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 1.
2.Borrowing Procedures
.
(a)Section 2.3(a)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following: “(ii) on the Business Day that is one Business Day prior to the requested Funding Date in the case of a request for a Base Rate Loan or for a Daily One Month LIBOR Rate Loan, and”.
(b)Section 2.3(a) of the Credit Agreement is hereby amended by adding the following two sentences at the end thereof:

“Each requested Borrowing after the date of Amendment No. 1 (other than Swing Loans) shall be and shall be deemed to be Daily One Month LIBOR Rate Loans unless Borrowers elect in writing to Agent upon notice by Borrowers to Agent of such Borrowing that such Borrowing shall be a Base Rate Loan or a LIBOR Rate Loan (other than a Daily One Month LIBOR Rate Loan) in accordance with the terms of this Agreement.  For the avoidance of doubt, the provisions in this Agreement relating to Daily One Month LIBOR and Daily One Month LIBOR Rate Loans shall continue in effect on and after the end of the Applicable Period”.

3.Making of Revolving Loans
. Section 2.3(c)(i) of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“In the event that Swing Lender is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a)(i), Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day that is (A) in the case of a Base Rate Loan or a Daily One Month LIBOR Rate Loan, at least one Business Day prior to the requested Funding Date, or (B) in the case of a LIBOR Rate Loan consisting of Revolving Loans bearing interest at a rate determined by reference to the LIBOR Rate, prior to 11:00 a.m. at least three Business Days prior to the requested Funding Date.”

6503964.84

4.Interest Rates
. Section 2.6(a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(i) if the relevant Obligation is (A) a LIBOR Rate Loan consisting of Revolving Loans bearing interest at a rate determined by reference to the LIBOR Rate, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin or (B) a LIBOR Rate Loan consisting of Revolving Loans bearing interest at a rate determined by reference to the Daily One Month LIBOR, at a per annum rate equal to the Daily One Month LIBOR plus the Daily One Month LIBOR Rate Margin, and”

5.Unused Line Fee
. During the Applicable Period, Section 2.10(b) of the Credit Agreement is hereby amended by deleting the reference to “one-quarter of one percent (0.25%)” contained therein and replacing it with “zero percent (0%)”.

Such amendment shall cease to be effective after the end of the Applicable Period and as of the end of the Applicable Period and at all times thereafter, such reference shall be as in effect immediately prior to the effectiveness of this Amendment No. 1.

6.LIBOR Option
.

(a) Section 2.12(a) of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“In lieu of having interest charged at the rate based upon the Base Rate or the rate based upon the One Month Daily LIBOR, Borrowers shall have the option, subject to Section 2.12(b) below (the “LIBOR Option”) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan or a Daily One Month LIBOR Rate Loan to a LIBOR Rate Loan consisting of Revolving Loans bearing interest at a rate determined by reference to the LIBOR Rate, or upon continuation of a LIBOR Rate Loan consisting of Revolving Loans bearing interest at a rate determined by reference to the LIBOR Rate as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate.”

(b)  The next to last sentence of Section 2.12(a) of the Credit Agreement is hereby amended by deleting the reference to “Base Rate Loans” contained therein and replacing it with “Daily One Month LIBOR Loans”.

7.Illegality; Market Conditions / Increased Costs for Daily One Month LIBOR
. Section 2 of the Credit Agreement is hereby amended by adding the following new Section 2.16 and 2.17 at the end thereof:

“2.16 Illegality; Market Conditions. Notwithstanding anything to the contrary contained herein, other than as a result of the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as such terms are defined in Schedule 2.16, if (a) any Change in Law makes it unlawful for Agent or any Lender to make or maintain a LIBOR Rate Loan or to maintain the Commitment with

6503964.85

respect to a LIBOR Rate Loan or (b) Agent or any Lender determines in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that (i) it has become impractical as a result of a circumstance that adversely affects the London interbank market or the position of a Lender in such market to ascertain Daily One Month LIBOR, (ii) Daily One Month LIBOR cannot be determined pursuant to the definition thereof, or (iii) adequate and fair means do not exist for ascertaining the interest rate applicable to LIBOR Rate Loans on the basis provided for in the definition of Daily One Month LIBOR, then Agent or such Lender shall give notice thereof to a Borrowers and may (A) declare that LIBOR Rate Loans will not thereafter be made by Agent or any Lender, such that any request for a LIBOR Rate Loan shall be deemed to be a request for a Base Rate Loan unless such Lender’s declaration has been withdrawn (and it shall be withdrawn promptly upon the cessation of the circumstances described in clause (a) or (b) above) and (B) require that all outstanding LIBOR Rate Loans made by Agent or Lenders be converted to Base Rate Loans immediately, in which event all outstanding LIBOR Rate Loans shall be so converted and all Obligations (except for the undrawn amount of any issued and outstanding Letters of Credit) shall bear interest at the Base Rate in effect from time to time, plus the Applicable Margin.

2.17 Increased Costs. If any Change in Law shall: (a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Agent or any Lender (except any reserve requirement reflected in Daily One Month LIBOR); (b) subject Agent or any Lender to any Taxes with respect to any Loan Document or any LIBOR Rate Loans made by it, or change the basis of taxation of payments to Agent or any Lender in respect thereto (other than, in each case, Excluded Taxes); or (c) impose on Agent or any Lender or the London interbank market any other condition, cost or expense affecting any Loan Document or LIBOR Rate Loans, and the result of any of the foregoing shall be to increase the cost to Agent or any Lender of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Revolving Loan), or to increase the cost to Agent or any Lender or to reduce the amount of any sum received or receivable by Agent or any Lender hereunder (whether of principal, interest or any other amount) then, upon request of Agent or any such Lender, each Borrower will pay to Agent or any such Lender, such additional amount or amounts as will compensate Agent or any such Lender, as the case may be, for such additional costs incurred or reduction suffered.

8.Daily One Month LIBOR Replacement
. Schedule 2.16 to Credit Agreement attached hereto as Exhibit A is hereby added to the Credit Agreement.

6503964.86

9.Representations and Warranties
. Each Borrower and each Guarantor represents and warrants with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:
(a)no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 1;
(b)this Amendment No. 1 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Consent, the “Amendment No. 1 Documents”) has been duly authorized, executed and delivered by all necessary corporate or limited liability company action on the part of each Borrower and each Guarantor which is a party hereto and, if necessary, its equity holders and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and each Guarantor contained herein and therein constitute legal, valid and binding obligations of each Borrower and each Guarantor, enforceable against each Borrower and each Guarantor in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;
(c)the execution, delivery and performance of each Amendment No. 1 Document (i) are all within each Borrower’s and each Guarantor’s corporate or limited liability company powers and (ii) are not (A) in violation of any provision of federal, state or local law or regulation applicable to any Borrower or any Guarantor or the Governing Documents of any Borrower or any Guarantor, where any such violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Borrower or any Guarantor, where any such conflict, breach or default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(d)all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.
10.Conditions Precedent
. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:
(a)Agent shall have received counterparts of this Amendment No. 1, duly authorized, executed and delivered by Borrowers, Guarantors and the Lenders.
11.Effect of this Amendment
. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all

6503964.87

parties hereto as of the effective date hereof and Borrower shall not be entitled to any other or further amendment by virtue of the provisions of this Consent or with respect to the subject matter of this Consent. To the extent of conflict between the terms of this Amendment No. 1 and the other Loan Documents, the terms of this Amendment No. 1 shall control. The Credit Agreement and this Amendment No. 1 shall be read and construed as one agreement.

12.Governing Law
. The validity, interpretation and enforcement of this Consent and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
13.Binding Effect
. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
14.Entire Agreement
. This Amendment No. 1 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
15.Headings
. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.
16.Counterparts
. This Amendment No. 1, any documents executed in connection herewith and any notices delivered under this Amendment No. 1, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 1 or on any notice delivered to Agent under this Amendment No. 1. This Amendment No. 1 and any notices delivered under this Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 1 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of this Amendment No. 1 or notice.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

6503964.88

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Agent and a Lender

By:/s/ Lynn Fiore_______________

Name:Lynn Fiore_________________

Title:Vice President__________ ____

6503964.8

BORROWERS:

TESSCO INCORPORATED

By:	/s/ Sandip Mukerjee_______ _____

Name:Sandip Mukerjee________________

Title:	President and CEO_______ _______

GW SERVICE SOLUTIONS, INC.

By:	/s/ Sandip Mukerjee_______ _____

Name:Sandip Mukerjee________________

Title:	President and CEO_______ _______

TESSCO SERVICE SOLUTIONS, INC.

By:	/s/ Sandip Mukerjee_______ _____

Name:Sandip Mukerjee________________

Title:	President and CEO_______ _______

TCPM, INC.

By:	/s/ Sandip Mukerjee_______ _____

Name:Sandip Mukerjee________________

Title:	President and CEO_______ _______

GUARANTORS:

TESSCO TECHNOLOGIES INCORPORATED

By:	/s/ Sandip Mukerjee_______ _____

Name:Sandip Mukerjee________________

Title:	President and CEO_______ _______

TESSCO BUSINESS SERVICES, LLC

By:	/s/ Sandip Mukerjee_______ _____

Name:Sandip Mukerjee________________

Title:	President and CEO_______ _______

6503964.8

TESSCO INTEGRATED SOLUTIONS, LLC

By:	/s/ Sandip Mukerjee_______ _____

Name:Sandip Mukerjee________________

Title:	President and CEO_______ _______

TESSCO COMMUNICATIONS INCORPORATED

By:	/s/ Sandip Mukerjee_______ _____

Name:Sandip Mukerjee________________

Title:	President and CEO_______ _______

TESSCO FINANCIAL CORPORATION

By:	/s/ Sandip Mukerjee_______ _____

Name:Sandip Mukerjee________________

Title:	President and CEO_______ _______

WIRELESS SOLUTIONS INCORPORATED

By:	/s/ Sandip Mukerjee_______ _____

Name:Sandip Mukerjee________________

Title:	President and CEO_______ _______

6503964.8

Exhibit A
to
Amendment No. 1 to Credit Agreement

See attached.

6503964.8A-1

SCHEDULE 2.16
TO
CREDIT AGREEMENT

Daily One Month LIBOR Replacement

Defined terms used in this Schedule 2.16 that are not otherwise defined in this Agreement are set forth at the end of this Schedule 2.16.  To the extent that any term used herein is also defined elsewhere in the Credit Agreement, then (i) for purposes of this Schedule 2.16 only, the definition set forth in this Schedule 2.16 shall apply and not the definition elsewhere in the Credit Agreement and (ii) for all other purposes of the Loan Documents other than this Schedule 2.16, the definition in the Credit Agreement shall apply.

1.Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Agent may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. on the fifth Business Day after Agent has provided such amendment to Administrative Borrower without any further action or consent of any Loan Party, so long as Agent has not received, by such time, written notice of objection to such amendment from Administrative Borrower if such amendment is with respect to an Early Opt-in Election. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Schedule 2.16 will occur prior to the applicable Benchmark Transition Start Date.

2.Benchmark Replacement Conforming Changes. In connection with a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any Loan Party.

3.Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower of (a) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (b) the implementation of any Benchmark Replacement, (c) the effectiveness of any Benchmark Replacement Conforming Changes and (d) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent pursuant to this Schedule 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in Agent’s sole discretion and without consent from any Loan Party, except, in each case, as expressly required pursuant to this Schedule 2.16.

4.Benchmark Unavailability Period. Upon Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Agent may (a) declare that

6503964.8

Daily One Month LIBOR Rate Loans will not thereafter be made by Agent or any Lender, such that any request for a Daily One Month LIBOR Rate Loan shall be deemed to be a request for a Base Rate Loan and (b) require that all outstanding Daily One Month LIBOR Rate Loans made by Agent or any Lender be converted to Base Rate Loans immediately, in which event all outstanding Daily One Month LIBOR Rate Loans shall be so converted and shall bear interest at the Base Rate in effect from time to time, plus the Applicable Margin. The Base Rate in effect from time to time plus the Applicable Margin shall replace the then-current Benchmark for any determination of interest hereunder or under any other Loan Document during a Benchmark Unavailability Period.

5.London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority, the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for Dollars for (a) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of the Loan Documents and that any obligation of Lender to notify any parties of such Benchmark Transition Event pursuant to Section 3 of this Schedule 2.16 shall be deemed satisfied.

6.Certain Defined Terms. As used in this Schedule 2.16:

“Benchmark” means, initially, Daily One Month LIBOR, provided, that, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, has occurred with respect to Daily One Month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to the provisions of this Schedule 2.16.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities and (b) the Benchmark Replacement Adjustment; provided, that, if the Benchmark Replacement as so determined would be less than (x) during the Applicable Period, zero percent (0.00%), the Benchmark Replacement will be deemed to be zero percent (0.00%) for purposes of this Agreement and (y) at all times after the Applicable Period, one-quarter of one percent (0.25%), the Benchmark Replacement will be deemed to be one-quarter of one percent (0.25%) for the purposes of this Agreement

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or

6503964.8

method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, prepayment provisions, and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(b)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency

6503964.8

or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Agent by notice to Administrative Borrower, so long as Agent has not received, by such date, written notice of objection to such Early Opt-In Election from Administrative Borrower.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark and solely to the extent that the Benchmark has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Benchmark for all purposes hereunder in accordance with this Schedule 2.16 and (b) ending at the time that a Benchmark Replacement has replaced the Benchmark for all purposes hereunder pursuant to this Schedule 2.16.

“Early Opt-in Election” means the occurrence of:

(a)a determination by Agent that at least five currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of the then-current Benchmark, a new benchmark interest rate to replace the Benchmark, and

(b)the election by Agent to declare that an Early Opt-in Election has occurred and the provision by Agent of written notice of such election to Administrative Borrower.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

6503964.8

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

6503964.8